UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On December 10, 2012, (the “Effective Time”) Black Ridge Oil & Gas, Inc., a Delaware corporation (the “Company”), changed its state of incorporation from Delaware to Nevada pursuant to a Plan and Agreement of Merger (the “Merger Agreement”) with its wholly owned subsidiary, Black Ridge Oil & Gas, Inc., a Nevada corporation (“Merger Sub” or the “Surviving Corporation”). Pursuant to the Merger Agreement, the Company merged with and into Merger Sub, with such surviving entity being the Merger Sub (the “Nevada Reincorporation Merger”).

As described in the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on September 4, 2012, which description is incorporated by reference herein (the “Information Statement”), the board of directors of the Company and the requisite number of the Company’s stockholders previously approved the Nevada Reincorporation Merger.

Pursuant to the Merger Agreement, (i) the board of directors and the officers of the Company shall be, respectively, the board of directors and the officers of the Surviving Corporation, (ii) the Articles of Incorporation and Bylaws of the Surviving Corporation shall govern, and (iii) the business of the Company will continue unaffected and unimpaired. In addition, following the Nevada Reincorporation Merger, the securities of the Surviving Corporation will continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of Rule 12g-3 of the Exchange Act.

As a result of the Nevada Reincorporation Merger, each share of issued and outstanding common stock of the Company’s shares was converted into one share of common stock of the Surviving Corporation and each share of common stock of the Surviving Corporation issued and outstanding prior to the Nevada Reincorporation Merger was cancelled.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Information Statement and the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.03.          Material Modification to Rights of Security Holders.

This Item 3.03 incorporates by reference Item 1.01. As of the Effective Time, the rights of the Company’s stockholders began to be governed by Nevada law and the newly adopted Articles of Incorporation and Bylaws of the Surviving Corporation, attached hereto as Exhibits 3.1 and 3.2, respectively. The new Articles of Incorporation and Bylaws of the Surviving Corporation include certain governance-related provisions which may alter the rights of stockholders and powers of management. For a description and discussion of any of these changes, please refer to the Information Statement.

Also as of the Effective Time, each outstanding certificate representing the Company’s common stock was deemed, without any action by the stockholder, to represent the same number of shares of the Surviving Corporation. Stockholders do not need to exchange their stock certificates as a result of the Nevada Reincorporation Merger, although they may do so if they wish. Please refer to the Information Statement for more details regarding the process for exchanging stock certificates.

In accordance with Rule 12g-3 under the Exchange Act, the shares of the Surviving Corporation’s common stock will continue to be registered under Section 12(g) of the Exchange Act. The symbol for quotation of the Surviving Corporation’s common stock on the Over the Counter Bulletin Board will remain ANFC.

The foregoing description of the Nevada Reincorporation Merger is not intended to be complete and is qualified in its entirety by reference to the information disclosed under Item 1.01 above, the complete text of the Information Statement and the exhibits filed herewith, all of which are incorporated herein by reference.

2

Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Item 5.03 incorporates by reference Item 1.01. As a result of the Nevada Reincorporation Merger, the rights of the Company’s stockholders became subject to the terms of the Articles of Incorporation and Bylaws of the Surviving Corporation. For a description and discussion of any changes, most of which are purely procedural in nature, please refer to the Company’s Information Statement.

The foregoing description of the Articles of Incorporation and Bylaws of the Surviving Corporation is not intended to be complete and is qualified in its entirely by reference to the complete text of the Information Statement and the provisions of the Articles of Incorporation and the Bylaws of the Surviving Corporation, which are attached to this report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

2.1	Plan and Agreement of Merger dated December 10, 2012 by and between Black Ridge Oil & Gas, Inc. and Black Ridge Oil & Gas, Inc.
3.1	Articles of Incorporation of Black Ridge Oil & Gas, Inc.
3.2	Bylaws of Black Ridge Oil & Gas, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

(Registrant)

Date: December 12, 2012

/s/ Ken DeCubellis

Ken DeCubellis, Chief Executive Officer

4